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                                                                      EXHIBIT 24


                                POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENT THAT the undersigned directors and officers of Zaxis International Inc., a Delaware corporation, does hereby constitute and appoint John Hrobsky a true and lawful individual in his name, place and stead, in any and all capacities, to sign his name to Annual Reports on Form 10-KSB for the year ended December 31, 2000 under the Securities and Exchange Act of 1934, as amended, and to any and all amendments of said Company, and to cause the same to be filed with the Securities and Exchange Commission, granting unto said individual full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully and to all intents and purposes as the undersigned could do if personally present, and the undersigned hereby ratifies and confirms all that said individuals or any one of them shall lawfully do or cause to be done by virtue hereof.

Dated: May 15, 2001

 /S/Ronald Hanson            Chairman of the Board            May 15, 2001
-------------------
Ronald Hanson

/S/Steven Ficyk              Director                         May 15, 2001
-------------------
Steven Ficyk

/S/William Martin            Director                         May 15, 2001
--------------------
William Martin

/S/James Roberts             Director                         May 15, 2001
--------------------
James Roberts

/S/Robert Turner             Director                         May 15, 2001
--------------------
Robert Turner

/S/John Hrobsky              President & Chief                May 15, 2001
--------------------         Executive Officer, Acting
John Hrobsky                 Chief Financial Officer